UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: May 11, 2006
(Date of earliest event reported)
Manor Care, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10858	34-1687107
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
333 N. Summit Street
Toledo, Ohio 43604-2617
(Address of principal executive offices)
(419) 252-5500
(Registrant’s telephone number, including area code)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
On May 11, 2006, Manor Care, Inc. (“Manor Care”) entered into a purchase agreement pursuant to which it agreed to sell $250 million aggregate principal amount of its 2% convertible senior notes due 2036 (the “Notes”) to the initial purchasers named therein (the “Initial Purchasers”) in a private placement. The net proceeds from the offering, after deducting the initial purchasers’ discount and the estimated offering expenses payable by Manor Care, were $245 million. A copy of the purchase agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K.
The closing of the sale of the Notes occurred on May 17, 2006. The Notes and the shares of Manor Care common stock issuable in certain circumstances upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Manor Care offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. Manor Care relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.
The Notes are governed by an Indenture, dated May 17, 2006 (the “Indenture”), between Manor Care, the Subsidiary Guarantors party thereto and U.S. Bank National Association, as Trustee. A copy of the Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K.
The Notes will be convertible into cash and, if applicable, shares of Manor Care common stock based on an initial conversion rate, subject to adjustment, of 20.0992 shares per $1,000 principal amount of Notes (which represents an initial conversion price of approximately $49.75 per share), under the following circumstances: (1) if the average of the last reported sales prices of Manor Care common stock for the 20 trading days immediately prior to the conversion date is greater than or equal to 130% of the conversion price per share of common stock on such conversion date; (2) if Manor Care has called the Notes for redemption; (3) upon the occurrence of specified corporate transactions described in the Indenture; or (4) if the credit ratings assigned to the Notes decline to the levels described in the Indenture.
Upon conversion of a Note, a holder will receive cash and shares of Manor Care common stock, if any, based on a daily conversion value, as described in the Indenture, calculated on a proportionate basis for each day of the 20 trading-day cash settlement averaging period. A holder will receive cash in lieu of any fractional shares of common stock.
The Notes will bear interest at a rate of 2% per annum on the principal amount of the Notes, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2006.
The Notes will mature on June 1, 2036. Manor Care may redeem the Notes at its option on or after June 1, 2013 at a redemption price in cash equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. Furthermore, holders of the Notes may require Manor Care to purchase all or a portion of their Notes on June 1, 2013 or upon the occurrence of certain fundamental changes described in the Indenture, in each case at a repurchase price in cash equal to 100% of the principal amount of the repurchased Notes, plus any accrued and unpaid interest to, but excluding, the repurchase date.
The Notes will be general unsecured obligations of Manor Care and will rank equally with all of Manor Care’s existing and future senior debt and senior to all of Manor Care’s future subordinated debt. The Notes will be guaranteed on a senior unsecured basis by all of Manor Care’s subsidiaries that have guaranteed, or will in the future guarantee, obligations under Manor Care’s 6.25% Senior Notes due 2013, 2.125% Convertible Senior Notes due 2023, 2.125% Convertible Senior Notes due 2035 and Manor Care’s unsecured revolving credit facility. These guarantees will be senior obligations of Manor Care’s subsidiary guarantors. If Manor Care fails to make payments on the Notes, Manor Care’s subsidiary guarantors must make them instead.
In connection with the sale of the Notes, Manor Care entered into a registration rights agreement, dated May 17, 2006, with the Guarantors party thereto and the Initial Purchasers. Pursuant to the registration rights agreement, Manor Care has agreed to file within 90 days of the date on which the Notes are first issued a shelf registration statement for resales of the Notes, the subsidiary guarantees and the shares of common stock issuable upon conversion of the Notes. Manor Care is further obligated to use its reasonable best efforts to cause the shelf registration statement to become effective under the Securities Act within 180 days after the date on which the Notes are first issued. If Manor Care fails to comply with certain of its obligations under the registration rights agreement, it will be required to pay additional interest to holders of the Notes under specified circumstances. A copy of the registration rights agreement is filed as Exhibit 4.3 to this Current Report on Form 8-K.
The Notes, the subsidiary guarantees and the underlying shares of common stock issuable upon conversion of the Notes have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements. This report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
Section 2—Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
On May 17, 2006, Manor Care issued $250 million aggregate principal amount of 2% convertible senior notes due 2036 in a private placement pursuant to exemptions from the registration requirements of the Securities Act.
The Notes, the subsidiary guarantees and the underlying shares of common stock issuable upon conversion of the Notes have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements. This report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
The information provided in Item 1.01 is incorporated herein by reference.
Section 3—Securities and Trading Markets
Item 3.02. Unregistered Sales of Equity Securities.
On May 11, 2006, Manor Care agreed to sell $250 million aggregate principal amount of 2% convertible senior notes due 2036 in a private placement pursuant to exemptions from the registration requirements of the Securities Act.
The underlying shares of common stock issuable upon conversion of the Notes have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements. This report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
The information provided in Item 1.01 is incorporated herein by reference.
Section 9—Financial Statements or Exhibits
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
4.1	Indenture, dated May 17, 2006, between Manor Care, Inc., the Subsidiary Guarantors and U.S. Bank National Association, as Trustee.

4.2	Form of 2% Convertible Senior Notes due 2036 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated May 17, 2006, among Manor Care, Inc., the Guarantors and the Initial Purchasers named therein.

99.1	Purchase Agreement, dated May 11, 2006, among Manor Care, Inc., the Subsidiary Guarantors and the Initial Purchasers named therein.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 17, 2006

Manor Care, Inc.

By:	/s/ Richard A. Parr

Name: Richard A. Parr Title: Vice President and General Counsel

Exhibit Index

Exhibit Number	Description
4.1	Indenture, dated May 17, 2006, between Manor Care, Inc., the Subsidiary Guarantors and U.S. Bank National Association, as Trustee.

4.2	Form of 2% Convertible Senior Notes due 2036 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated May 17, 2006, among Manor Care, Inc., the Guarantors and the Initial Purchasers named therein.

99.1	Purchase Agreement, dated May 11, 2006, among Manor Care, Inc., the Subsidiary Guarantors and the Initial Purchasers named therein.